Exhibit 4.4

PIPER ACQUISITION II, INC.
2901 W. Coast Highway, 3rd Floor
Newport Beach, California 92663

April 28, 2011

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Re:           Piper   Acquisition II Inc. (the “Company”)

5

Mr. ___________:

Reference is hereby made to the 10% convertible note (the “Note”) issued by the Company on [insert issuance date] to the undersigned (the “Investor”).  The Note is convertible, at any time at the option of the Investor into shares of common stock of the Company at a conversion price of $0.11 per share.  The Note bears interest at 10% per annum and matured in [insert date 12 months from issuance date] (the “Maturity Date”).

By executing this letter, Investor agrees to extend the Maturity Date of the Note to October 30, 2011.

In consideration for extending the Maturity Date,  the Company hereby grants to the Investor a continuing first priority security interest in, lien upon and a right of setoff against, and the Company hereby assigns to the Investor, all of the Company's right, title and interest in and to the Collateral (as defined below), to secure the full and prompt payment, performance and observance of all present and future indebtedness, obligations, liabilities and agreements of any kind of the Company to Investor, now existing or hereafter arising under or in connection with the Note or this agreement (all of the foregoing being herein referred to as the "Obligations").  The Collateral is described on Schedule A annexed hereto as part hereof and on any separate schedule(s) at any time or from time to time furnished by Company to Investor (all of which are hereby deemed part of this agreement) and includes claims of Company against third parties for loss or damage to or destruction of any Collateral.

Upon the occurrence and during the continuance of any Default (as defined in the Note), Investor may, with notice to or demand upon Company, declare any Obligations immediately due and payable. Company, upon receipt of notice of default, shall have 15 days to cure such default, (the “Cure Period”). In the event Company still remains in default subsequent to the Cure Period, Investor shall have the following rights and remedies (to the extent permitted by applicable law) in addition to all rights and remedies of a Investor under the UCC or of Investor under the Obligations, all such rights and remedies being cumulative, not exclusive and enforceable alternatively, successively or concurrently:

(a)
Investor may, at any time and from time to time, with or without  judicial process or the aid and assistance of others, (i) enter upon any premises in which any Collateral may be located and, without resistance or interference by Company, take possession of the Collateral, (ii) dispose of any part or all of the Collateral on any such premises, (iii) require Company to assemble and make available to Investor at the expense of Company any part or all of the Collateral at any place and time designated by Investor which is reasonably convenient to both parties, (iv) remove any part or all of the Collateral from any such premises for the purpose of effecting sale or other disposition thereof (and if any of the Collateral consists of motor vehicles, Investor may use Company's license plates), and (v) sell, resell, lease, assign and deliver, grant options for or otherwise dispose of any part or all of the Collateral in its then condition or following any commercially reasonable preparation or processing, at public or private sale or proceedings or otherwise, by one or more contracts, in one or more parcels, at the same or different times, with or without having the Collateral at the place of sale or other disposition, for cash and/or credit, and upon any terms, at such place(s) and time(s) and to such person(s) as Investor deems best, all without demand, notice or advertisement whatsoever except that where an applicable statute requires reasonable notice of sale or other disposition Company hereby agrees that the sending of ten days' notice by ordinary mail, postage prepaid, to any address of Company set forth in this Security Agreement shall be deemed reasonable notice thereof.  If any Collateral is sold by Investor upon credit or for future delivery, Investor shall not be liable for the failure of the purchaser to pay for same and in such event Investor may resell or otherwise dispose of such Collateral.  Investor may buy any part or all of the Collateral at any public sale and, if any part or all of the Collateral is of a type customarily sold in a recognized market or is of the type which is the subject of widely distributed standard price quotations, Investor may buy such Collateral at private sale and in each case may make payment therefor by any means, whether by credit against the Obligations or otherwise.  Investor may apply the cash proceeds actually received from any sale or other disposition to the reasonable expenses of retaking, holding, preparing for sale, selling, leasing and the like, to reasonable attorneys' fees and all legal, travel and other expenses which may be incurred by Investor in attempting to collect the Obligations, proceed against the Collateral or enforce this agreement or in the prosecution or defense of any action or proceeding related to the Obligations, the Collateral or this agreement; and then to the Obligations in such order and as to principal or interest as Investor may desire; and Company shall remain liable and will pay Investor on demand any deficiency remaining, together with interest thereon at the highest rate then payable on the Obligations and the balance of any expenses unpaid, with any surplus to be paid to Company, subject to any duty of Investor imposed by law to the holder of any subordinate security interest in the Collateral known to Investor.

(b)
Investor may, at any time and from time to time, appropriate, set off and apply to the payment of the Obligations, any Collateral in or coming into the possession of Investor or its agents, without notice to Company, and in such manner as Investor may in its discretion determine.

To the extent necessary to enforce its rights hereunder, and after the occurrence and during the continuance of a Default, Company hereby designates and appoints Nobis Capital Advisors Inc. (“Nobis”) and each of its designees or agents as attorney-in-fact of Company, irrevocably and with power of substitution, with authority to:  receive, open and dispose of all mail addressed to Company and notify the Post Office authorities to change the address for delivery of mail addressed to Company to such address as Nobis may designate; endorse the name of Company on any notes, acceptances, checks, drafts, money orders, instruments or other evidences of Collateral that may come into Investor's possession; sign the name of Company on any invoices, documents, drafts against and notices to account debtors or obligors of Company, assignments and requests for verification of accounts; execute proofs of claim and loss; execute endorsements, assignments or other instruments of conveyance or transfer; adjust and compromise any claims under insurance policies or otherwise; execute releases; and do all other acts and things necessary or advisable in the sole discretion of Nobis to carry out and enforce this agreement or the Obligations.  All acts done under the foregoing authorization are hereby ratified and approved and neither Nobis nor any designee or agent thereof shall be liable for any acts of commission or omission done in good faith, for any error of judgment or for any mistake of fact or law.  This power of attorney being coupled with an interest is irrevocable while any Obligations shall remain unpaid.

With respect to the enforcement of Investor's rights under this agreement, Company hereby releases Investor from any claims, causes of action and demands at any time arising out of or with respect to this agreement, the Obligations, the Collateral and its use, and/or any actions taken or omitted to be taken by Investor in good faith with respect thereto, and Company hereby agrees to hold Investor harmless from and with respect to any and all such claims, causes of action and demands unless any claims, causes of action or demands are the result of  Investor’s  willful misconduct or gross negligence.

Investor's prior recourse to any Collateral shall not constitute a condition of any demand, suit or proceeding for payment or collection of the Obligations nor shall any demand, suit or proceeding for payment or collection of the Obligations constitute a condition of any recourse by Investor to the Collateral.  Any suit or proceeding by Investor to recover any of the Obligations shall not be deemed a waiver of, or bar against, subsequent proceedings by Investor with respect to any other Obligations and/or with respect to the Collateral.  No act, omission or delay by Investor shall constitute a waiver of its rights and remedies hereunder or otherwise.  No single or partial waiver by Investor of any covenant, warranty, representation, Default or right or remedy which he may have shall operate as a waiver of any other covenant, warranty, representation, Default, right or remedy or of the same covenant, warranty, representation, Default, right or remedy on a future occasion.  Company hereby is entitled to  presentment, notice of dishonor and protest of all instruments included in or evidencing any Obligations or Collateral, and all other notices and demands whatsoever (including those  expressly provided herein).

Company hereby agrees to pay, on demand, all reasonable out-of-pocket expenses incurred by Investor in connection with the enforcement of the Note, this agreement, and the Obligations and in connection with any amendment, including, without limitation, the fees and disbursements of counsel to Investor.

In the event of any litigation with respect to any matter connected with this agreement, the Obligations, the Collateral or the Note, Company hereby waives the right to a trial by jury and all rights of setoff.  Company hereby waives personal service of any process in connection with any such action or proceeding and agrees that the service thereof may be made by certified or registered mail directed to Company at any address of Company set forth in this Security Agreement.  Company so served shall appear or answer to such process within thirty days after the mailing thereof.  Should Company so served fail to appear or answer within said thirty-day period, Company shall be deemed in default and judgment may be entered by Investor against Company for the amount or such other relief as may be demanded in any process so served.  In the alternative, Investor may in its discretion effect service upon Company in any other form or manner permitted by law.

Company shall deliver to Investor on the date of execution of this agreement duly executed UCC-1 financing statements with respect to the Collateral.

All terms herein shall have the meanings as defined in the UCC, unless the context otherwise requires.  No provision hereof shall be modified, altered, waived, released, terminated or limited except by a written instrument expressly referring to this agreement and to such provision, and executed by the party to be charged.  The execution and delivery of this agreement has been authorized by the Board of Directors of Company.  This agreement and all Obligations shall be binding upon the successors and assigns of Company and shall, together with the rights and remedies of Investor hereunder, inure to the benefit of Investor, its executors, administrators, successors, endorsees and assigns.  This agreement and the Obligations shall be governed in all respects by the laws of the State of California applicable to contracts executed and to be performed in such state.  Any controversy, claim or dispute arising out of or relating to this Agreement, shall be settled solely and exclusively by binding arbitration in Los Angeles, California. Such arbitration shall be conducted in accordance with the then prevailing commercial arbitration rules of the American Arbitration Association, with the following exceptions if in conflict: (a) one arbitrator shall be chosen by the parties; (b) each party to the arbitration will pay its pro rata share of the expenses and fees of the arbitrator, together with other expenses of the arbitration incurred or approved by the arbitrator; and (c) arbitration may proceed in the absence of any party if written notice (pursuant to the American Arbitration's rules and regulations) of the proceedings has been given to such party. Each party shall bear its own attorneys fees and expenses. The parties agree to abide by all decisions and awards rendered in such proceedings. Such decisions and awards rendered by the arbitrator shall be final and conclusive. All such controversies, claims or disputes shall be settled in this manner in lieu of any action at law or equity; provided however, that nothing in this subsection shall be construed as precluding the bringing an action for injunctive relief or other equitable relief. The arbitrator shall not have the right to award punitive damages or speculative damages to either party and shall not have the power to amend this agreement. The arbitrator shall be required to follow applicable law. IF FOR ANY REASON THIS ARBITRATION CLAUSE BECOMES NOT APPLICABLE, THEN EACH PARTY, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY AS TO ANY ISSUE RELATING HERETO IN ANY ACTION, PROCEEDING, OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER MATTER INVOLVING THE PARTIES HERETO.  This agreement shall be interpreted under the laws of the State of California. Any litigation under this agreement shall be resolved in the trial courts of Los Angeles County, State of California.  If any term of this agreement shall be held to be invalid, illegal or unenforceable, the validity of all other terms hereof shall in no way be affected thereby.  Investor is authorized to annex hereto any schedules referred to herein.

The Notes rank, and will rank, pari passu in right of payment with all other present indebtedness of the Company as set forth on Schedule B.

This letter agreement may be executed in one or more counterparts.  We hereby request that you execute this letter agreement below acknowledging and agreeing to the terms set forth herein.

Sincerely,

PIPER ACQUISITION II, INC.

By: ____________________
Name: Tim Betts
Title: Chief Executive Officer

AGREED AND ACKNOWLEDGED:

____________________________

SCHEDULE A

The property covered by this agreement consists of (in each case, wherever located and whether now owned or hereafter made, developed or acquired by Company):

(a) all equipment, computer hardware, machinery, furniture, fixtures, dies, tools, vehicles, trucks, cars, tractors, trailers, fork lifts, cranes, hoists and tangible personal property of Company, and all accessions and attachments to or relating to any of the foregoing;

(b) all books, records, computer software and other property relating to or referring to any of the foregoing;

(c) all patents, trade names, trade styles, service marks, all rights associated with the foregoing, and goodwill;

(d) all present and future accounts, contract rights, general intangibles, chattel paper, documents and instruments, as such terms are defined in the Uniform Commercial Code, including, without limitation, all accounts receivable and other receivables of any kind, and all obligations for the payment of money arising out of the sale of goods, rendition of services or the lease by the Company of its property; (e) all other property of the Company;

(f) all guaranties or other agreements securing or relating to any of the items referred to in subparagraphs (a)-(e) above, or acquired for the purpose of securing and enforcing any of such items; and

(g) all proceeds of any of the foregoing in whatever form, including, without limitation, any claims against third parties for loss or damage to or destruction of any or all of the foregoing and cash, negotiable instruments and other instruments for the payment of money, chattel paper, security agreements or other documents.

SCHEDULE B

10% convertible notes in the principal amount of $565,000 held by various accredited investors

5% convertible notes in the principal amount of $696,850 held by various accredited investors

5% convertible notes in the principal amount of $501,100 held by various accredited investors